CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated September 25, 2000 appearing on page F-1 of Endless Youth Products, Inc. Annual Report on Form 10-KSB for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Beckman Kirkland & Whitney

Beckman Kirkland & Whitney
Agoura Hills, California
November 21, 2000